Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com
Brandywine Realty Trust Announces Intent to Tender for Any and All
of its Outstanding 7.50% Guaranteed Notes due 2015 and 6.00% Guaranteed Notes due 2016

RADNOR, PA, December 12, 2012 - Brandywine Realty Trust (NYSE: BDN) announced today that its operating partnership, Brandywine Operating Partnership, LP (the “Operating Partnership”), intends to commence a cash tender offer (the “Tender Offer”) on or before December 14, 2012 for any and all of the $216,819,000 outstanding principal amount of its 7.50% Guaranteed Notes due May 15, 2015 (the “2015 Notes”) and any and all of the $250,000,000 outstanding principal amount of its 6.00% Guaranteed Notes due April 1, 2016 (the “2016 Notes”) issued by the Operating Partnership (collectively, the 2015 Notes and the 2016 Notes, the “Notes”). The consideration payable is expected to be $1,135.49 per $1,000 principal amount of 2015 Notes and $1,130.00 per $1,000 principal amount of 2016 Notes, each plus accrued and unpaid interest to, but not including, the payment date for the Notes purchased in the Tender Offer. The terms and conditions of the Tender Offer will be set forth in the Offer to Purchase (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”) to be prepared in connection with the Tender Offer.
The Operating Partnership intends to fund the Tender Offer with the proceeds of an offering of ten-year guaranteed notes expected to be priced today, cash on hand and, if necessary, borrowings under our $600 million unsecured revolving credit facility (zero current balance). If issued, such notes will be guaranteed by Brandywine Realty Trust, the sole general partner of the Operating Partnership.
The complete terms and conditions of the Tender Offer, if made, will be set forth in the Offer to Purchase and Letter of Transmittal. Holders are urged to read the Tender Offer documents carefully before making any decision with respect to the Tender Offer.
This press release is neither an offer to purchase nor a solicitation to buy any of the Notes or other securities of the Operating Partnership, nor is it a solicitation for acceptance of the Tender Offer. The Operating Partnership will make the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Tender Offer will not be made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Neither Brandywine Realty Trust nor the Operating Partnership makes any recommendation in connection with the Tender Offer.
About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States.  Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 295 properties and 34.0 million square feet, including 219 properties and 24.5 million square feet owned on a consolidated basis and 57 properties and 7.0 million square feet in 19 unconsolidated real estate ventures all as of September 30, 2012. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements
Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, the Company's ability to lease vacant space and to renew or relet space under expiring leases at expected

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087        Phone: (610) 325-5600 • Fax: (610) 325-5622

levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions.  Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2011.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087        Phone: (610) 325-5600 • Fax: (610) 325-5622